UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 31, 2009 (August 24, 2009)

NetFabric Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21419	76-0307819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

299 Cherry Hill Road, Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (973) 537-0077

  (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 24, 2009, NetFabric Holdings, Inc. (the “Company”), along with its wholly-owned subsidiary, NetFabric Technologies, Inc., d/b/a UCA Services, Inc. (“UCA”) and Fortify Infrastructure Services, Inc. (“Fortify) entered into Amendment No. 1 (“Amendment”) to the Option and Purchase Agreement  (“Option Agreement”) in connection with the closing of Fortify’s  purchase of all of the outstanding capital stock of UCA upon exercise of its option granted under the Option Agreement. Pursuant to the Amendment, among other things, the Secured Convertible Promissory Note in the principal amount of $5 million issued by UCA to Fortify was cancelled, releases of certain obligations of the parties were granted as specified in the Amendment , and the commencement date and measurement period for the earn-out and bonuses provided for in the Option Agreement were modified.

The holders of a majority of the Company’s outstanding common stock had previously approved the terms of the Option Agreement by a written consent as detailed in the Company’s Definitive Schedule 14 C Information Statement filed with the Securities and Exchange  Commission (the “SEC”) on July 9, 2009.

Item 2.01.	Completion of Acquisition or Disposition of Assets

See Item 1.01.

Item 3.02.	Unregistered Sales of Equity Securities.

See Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFABRIC HOLDINGS, INC.

Date: August 31, 2009	By:	/s/ Fahad Syed
Name: Fahad Syed
Title: Chairman and CEO